Exhibit 3.1 SHORE BANCSHARES, INC. FOURTH AMENDED AND RESTATED BY-LAWS (As of August 20, 2026) ARTICLE I STOCKHOLDERS SECTION 1. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine. SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman, the Vice Chairman, the President, or by a majority of the Board of Directors. Subject to the procedures set forth in Article II, Section 4 and this Section. Special meetings of the stockholders shall be called by the Secretary upon the request in writing of holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at it. The Secretary shall provide an estimate of the cost of preparing and mailing and, upon payment of such cost; the notice of the meeting shall be mailed by the Corporation. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting. The Board of Directors shall have the sole power to fix the date and time of the special meeting Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders (a) only pursuant to the Corporation's notice of meeting and, (b) in the case of nominations of persons for election to the Board of Directors, (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (A) who was a stockholder of record at the time of giving notice provided for in Article II, Section 4, (B) who is entitled to vote at the meeting and (C) who complied with the notice procedures set forth in Article II, Section 4. SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors. SECTION 4. Notice of Meetings; Waiver of Notice. Written notice of each meeting of the stockholders shall be given by the Secretary, in writing or by electronic transmission, to each stockholder entitled to vote thereat and each other stockholder entitled to notice of the meeting at least ten (10) days but not more than ninety (90) days before the meeting. Each such notice shall state the date and time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting. Such notice shall state the purpose of the meeting if the meeting is a special meeting or notice of the purpose is required by any other provision of the Maryland General Corporation Law. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings or is present at the meeting in person or by proxy. SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Charter or by these By-laws. Whether or not a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented to a date not more than 120 days after the original date, without any notice other than by announcement at the meeting. At any adjourned meeting at which a quorum shall attend, any business may be deferred and transacted which might have been transacted if the meeting had been held as originally called. SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, if the Chairman is not present, the Vice Chairman of the Corporation, or if the Vice Chairman is not present, by the President or a Vice President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

2 SECTION 7. Voting. Unless the Charter provides otherwise, at all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in the stockholder's name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or the stockholder's duly authorized attorney, bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Charter or by these By-laws. Notwithstanding, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. The vote required for election of a director by the stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast with respect to the director. For purposes of this Section 7, a “majority of the votes cast” shall mean that the number of votes cast “for” a director's election exceeds the number of votes cast “against” that director's election, with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” that director's election. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares present in person or by proxy at the meeting and entitled to vote in the election. An election shall be considered contested if (a) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 13 of these By-laws and (b) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. SECTION 8. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Article II, Section 4 or in this Section, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Article II, Section 4 nor in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted

3 No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder. ARTICLE II BOARD OF DIRECTORS SECTION 1. General Powers. The property and business of the Corporation shall be managed by the Board of Directors of the Corporation. The Board of Directors shall annually elect a Chairman of the Board of Directors from among its members and shall designate, when present, either the Chairman of the Board of Directors, Vice Chairman or the President to preside at its meetings. SECTION 2. Number of Directors. The Corporation shall have at least one director. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. Two-thirds of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director. SECTlON 3. Election and Term of Office. The Board of Directors shall be divided into classes as described in the Charter. Each Director shall hold office until the expiration of the term for which the Director is elected, except as otherwise stated in these By-laws, and thereafter until his or her successor has been elected and qualifies. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class shall, subject to Article II, Section 5 of these By-Laws and to any requirements or restrictions imposed by the Maryland General Corporation Law, hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director. Election of Directors need not be by written ballot, unless required by these By-Laws. SECTION 4. Nomination of Directors. Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors and who complies with the notice provisions in this Section. Notice by a stockholder of intention to make any nominations shall be made in writing and shall be delivered or mailed to the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 120 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of Directors which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder must be so delivered not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. Such notification shall contain the following information (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee's name being placed in nomination for Director; (g) a description of all arrangements or understandings between such notifying stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying stockholder, (h) a representation that such notifying stockholder intends to appear in person or by proxy at the meeting to nominate the persons named m its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Nominations not made in accordance herewith shall be disregarded and, upon the chairman's instructions, the inspector of elections shall disregard all votes cast for each such nominee.

4 SECTION 5. Vacancies; Removal of Director. A vacancy on the Board of Directors may be filled only in accordance with the provisions of the Charter. Any director or the entire Board of Directors may be removed only in accordance with the provisions of Maryland law. SECTION 6. Place of Meeting. The Board of Directors may hold their meetings at any place within or outside the State of Maryland or by means of remote communication as they may from time to time determine by resolution or by written consent of all the directors. SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held in pursuance thereof. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board. SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman, or the Vice Chairman, and must be called by the Chairman, the Vice Chairman, the President or the Secretary upon written request of a majority of the Board of Directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, electronic transmission, or telephoning the same on the day before the meeting, to each director; but such notice may be waived by any director. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objects of any special meeting. SECTION 9. Quorum. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Corporation's Charter or by these By-laws. SECTION 10. Compensation of Directors. Directors may receive a fixed sum and expenses for their service on the Board of Directors and committees thereof, as may be determined from time to time by the Board of Directors, and nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. SECTION 11. Powers and Duties of the Chairman and the Vice Chairman. The Chairman, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman, or if the Chairman is not independent, then the Lead Director, shall be ex-officio a member of all the standing committees of the Board of Directors. The Chairman shall do and perform such other duties as may from time to time be assigned to the Chairman by the Board of Directors. The Vice Chairman, if one be elected, in the absence of the Chairman, shall assume the duties of the Chairman and preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Chairman or the Board of Directors. SECTION 12. Advisory Directors. The Board of Directors may by resolution appoint advisory directors, who may also serve as directors emeriti, and shall receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the rights or duties of a director and shall not have the authority to participate by vote in the transaction of business. SECTION 13. Committees. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors

5 has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. SECTION 14. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quo mm is present shall be the act of the committee. SECTION 15. Action by Written Consent. Any action required or permitted to be taken at a meeting by the Board of Directors, or any committee thereof, may be taken without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors or committee entitled to vote on the matter and filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee. SECTION 16. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Article II, Section 14. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any Interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws. ARTICLE III OFFICERS SECTION 1. Election, Tenure, and Compensation. The officers of the Corporation shall be a President, one or more Vice-Presidents (if so elected by the Board of Directors), a Secretary, and a Treasurer. The Board of Directors may elect such other officers as it may from time to time consider necessary or appropriate for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders and shall have such powers and duties as may be set forth in these By-Laws or conferred upon or assigned to them from time to time by the Board of Directors. The Chairman or Vice Chairman, if one or both are elected, shall be a director and the other officers may, but need not be, directors. Any two or more of the above officers, except those of Chairman and Vice Chairman and President and Vice President, respectively, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors. Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the Board of Directors. All employees and agents of the Corporation shall hold such positions at the discretion of the Board of Directors or of the officers appointing them. SECTION 2. Powers and Duties of the President. The President shall, unless the Board of Directors so empowers another person, be the chief executive officer of the Corporation and shall supervise the carrying out of the policies adopted or approved by the Board of Directors. The President shall have general executive powers and

6 duties, including, without limitation, general charge and control of the Corporation’s business affairs and properties and general powers and duties of supervision and management usually vested in the office of President of a corporation. The President shall also have such specific powers and duties as may be conferred upon or assigned to the President from time to time by the Board of Directors. The President may sign and execute all authorized bonds, contracts, obligations and other instruments and documents in the name of the Corporation. SECTION 3. Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, which may include, without limitation, responsibility for corporate finance, financial reporting, internal control over financial reporting, and tax, and shall perform such other duties as may be prescribed by these By-laws. SECTION 4. Powers and Duties of the Vice President. The Board of Directors may elect one or more Vice Presidents. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to the Vice President by the Board of Directors or by the Chairman or the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President, and the taking of any action by such Vice President in place of the President shall be conclusive evidence of the absence or disability of the President. SECTION 5. Powers and Duties of the Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-laws, and in case of the Secretary's absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman or the President, or by the directors or stockholders upon whose written requisition the meeting is called as provided in these By-laws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in books provided for that purpose and shall perform such other duties as may be assigned to him by the directors, the Chairman, or the President. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman, or the President, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman, and the President. SECTION 6. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation, The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman, the President and the Board of Directors, whenever any of them so requests, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors, the Chairman, and the President. SECTION 7. Powers and Duties of the Assistant Secretary. The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors, the Chairman, or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary. SECTION 8. Powers and Duties of the Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors, the Chairman or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by

7 any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer. ARTICLE IV CAPITAL STOCK SECTION 1. Issue of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Charter, or its amendments, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman, the Vice Chairman, the President or by any Vice President and counter-signed by the Secretary, an Assistant Secretary, Treasurer or Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile thereof. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and subject to SECTION 3 of ARTICLE IV, no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock. SECTION 2. Transfer of Shares. Subject to SECTION 3 of this ARTICLE IV, shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by the holder's attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided. SECTION 3. Uncertificated Stock. Notwithstanding any other provision of these By-laws, the Board of Directors may adopt a system of issuance, recordation and transfer of shares of stock of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws. Any system so adopted shall not become effective as to issued and outstanding certificated shares until the certificates therefor have been surrendered to the Corporation. SECTION 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Maryland. SECTION 5. Closing Transfer Books. The Board of Directors may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the Directors may fix a date not less than ten (10) days nor more than ninety (90) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be. SECTION 6. Lost Stock Certificates. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

8 SECTION 7. Exemption from Control Share Acquisition Statute. The provisions of Sections 3-701 to 3- 709 of the Maryland General Corporation Law shall not apply to any share of the capital stock of the Corporation. Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law. ARTICLE V BANK ACCOUNTS AND LOANS SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or In the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman, the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation. SECTION 2. Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person. ARTICLE VI MISCELLANEOUS PROVISIONS SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year. SECTION 2. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President and the Vice President, or any of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

9 SECTION 3. Exclusive Forum for Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, a state court located within the State of Maryland (or, if no state court located within the State of Maryland has jurisdiction, the United States District Court for the District of Maryland) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, and (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this paragraph. ARTICLE VII AMENDMENT OF BY-LAWS In accordance with the Charter, these By-Laws may be repealed, altered, amended or rescinded and new by- laws may be adopted (a) by the stockholders of the Corporation (considered for this purpose as one class) by the affirmative vote of not less than a majority of all the votes entitled to be cast by the outstanding shares of capital stock of the Corporation generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose (provided that notice of such proposal is included in the notice of such meeting) or (b) by the Board of Directors by the affirmative vote of not less than two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these By-Laws. ARTICLE VIII INDEMNIFICATION SECTION 1. Definitions. As used in this Article VIII, any word or words that are defined in Section 2- 418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section. SECTION 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with a proceeding commenced by such director or officer against the Corporation or its directors or officers only if the proceeding was authorized by the Board of Directors. SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.